UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 18, 2005

                                IPIX CORPORATION
                                ----------------
             (Exact name of registrant as specified in its charter)


            DELAWARE                000-26363                52-2213841
            --------                ---------                ----------
        (State or other            (Commission              (IRS Employer
 jurisdiction of incorporation)    File Number)         Identification Number)

            12120 SUNSET HILLS ROAD, SUITE 410 RESTON, VIRGINIA 20910
            ---------------------------------------------------------
   (Address of principal executive offices)                      (Zip Code)


       Registrant's telephone number, including area code: (703) 674-4100


                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written  communications  pursuant to Rule 425 under the  Securities Act
    (17 CFR 230.425)

[ ] Soliciting  material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05.  COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.

     On November 18, 2005, the Company issued a press release announcing action taken to further streamline the Company's structure and reduce cost. The action taken was intended to reduce personnel costs, facility costs and expenses. As a result of these actions, the Company reduced its total headcount by 15 staff positions. A restructuring charge, estimated to be approximately $550,000, is expected to be recorded in the fourth quarter of 2005. While the Company will coninue to have a presence in Oak Ridge,
Tennessee, the Company  expects to incur  charges  of  approximately   $100,000
related to separation packages, approximately $350,000 relating to costs associated with long-term lease arrangements and approximately $100,000 related to the cost of consolidating facilities and relocating equipment and materials.


     Approximately $546,000 of these charges will result in cash expenditures, $228,000 of which will be incurred in the fourth quarter with the balance being incurred in 2006.


ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

     Furnished as Exhibit 99.1 is a copy of the Company's press release issued on November 18, 2005.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     IPIX CORPORATION



Dated:  November 23, 2005                  /s/ Charles A. Crew
                                           -------------------------------------
                                           Charles A. Crew
                                           Executive Vice President and Chief
                                           Financial Officer

                                                                  Exhibit 99.1


IPIX Streamlines Operations and Reduce Costs

RESTON, Va.-- Nov. 18, 2005--IPIX Corporation (NASDAQ: IPIX) today detailed actions the company is taking to further streamline its structure and reduce costs. Combined with previous operational adjustments in August 2005, the company expects these actions to reduce personnel costs, facility costs and expenses and consolidate all operations into the company's Reston, VA.
headquarters. The company expects that these reductions will mitigate the company's losses.

Most of these actions will streamline IPIX's operations to more effectively address our client prospects, needs and opportunities.

"After  a  thorough  review  of the  third  quarter  financials,  we are  making additional changes that while difficult will uphold our obligation to shareholders," said Clara Conti, IPIX chief executive officer and president. "After analyzing our business operations, we are confident this is the best path forward. We are absolutely committed to delivering the best performance - for our shareholders, customers and employees."

Today IPIX is reducing 15 staff positions. These changes will help to better position the company for further growth.

About IPIX
IPIX Corporation is a premium provider of immersive imaging products for government and commercial applications. We combine experience, patented technology and strategic partnerships to deliver visual intelligence solutions worldwide. Our immersive, 360-degree imaging technology has been used to create high-resolution digital still photography and video products for surveillance, visual documentation and forensic analysis. www.ipix.com

                                       ###

This press release may contain forward-looking information within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbors under those sections. In some cases, you can identify forward-looking statements by terminology such as "expect," "believe," "may," "will," "plans" and "anticipate," or the negative of such terms or comparable terminology. Forward-looking statements appearing herein include statements concerning operating and profitability plans and goals and restructuring efforts and are based on current expectations.

Actual results may differ materially from those projected in the forward-looking statements based upon a number of factors including: changes in the demand for our products and services; our third-party supplier's ability to deliver high quality components to us in a timely fashion; our ability to control or effect reductions in costs; uncertainty regarding our ability to continue as a going concern; our ability to raise capital and fund our operations; our ability to attract and retain highly qualified personnel; our ability to design, manufacture and deliver high quality products in a timely fashion; and, the burdens and costs of defending against potential infringement claims.

The matters discussed in this press release also involve risks and uncertainties described from time to time in documents filed with the Securities and Exchange Commission, including but not limited to Form 10-Ks, Form 10-K/As, Form 10-Qs, Form S-3s and Form 8-Ks (www.sec.gov).

                                       ###

IPIX Media Contact
(202)478-3563